UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 13, 2008

La Cortez Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-138465	20-5157768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2260 El Cajon Blvd. #882
San Diego, CA 92104

 (Address of principal executive offices) (Zip Code)

(775) 352-3930

 (Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On May 13, 2008, Maria de la Luz, President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary of La Cortez Energy, Inc. (“we,” “us” or the “Company”), submitted to us a letter of resignation from her positions as President and Chief Executive Officer effective on the Effective Date (defined below). Ms. de la Luz’s resignation from these positions did not result from any disagreement between her and us. Ms. de la Luz will remain our Chief Financial Officer, Treasurer and Secretary.

(e) On May 13, 2008, La Cortez Energy, Inc. (“we,” “us” or the “Company”) entered into an employment agreement (the “Employment Agreement”) with Andres Gutierrez Rivera pursuant to which Mr. Gutierrez will serve as our President and Chief Executive Officer (“CEO”) beginning June 1, 2008 (the “Effective Date”).

Mr. Gutierrez will also become a member of the Board of Directors of the Company (the “Board”) as of the Effective Date.

Mr. Gutierrez is 49 years old.

Pursuant to the Employment Agreement, Mr. Gutierrez’s base annual compensation has been set at $250,000, which amount shall be paid in accordance with our customary payroll practices and may be increased annually at the discretion of the Board. In addition, Mr. Gutierrez is eligible to receive an annual cash bonus of up to fifty percent (50%) of his applicable base salary. Mr. Gutierrez’s annual bonus (if any) shall be in such amount (up to the limit stated above) as the Board may determine in its sole discretion, based upon Mr. Gutierrez’s achievement of certain performance milestones to be established annually by the Board in discussion with Mr. Gutierrez (the “Milestones”). For the first year of employment, in the event the Board and Mr. Gutierrez are unable to agree to Milestones acceptable to both, the amount of Mr. Gutierrez’s bonus shall be determined by the Board on a discretionary basis.

Upon the Effective Date, we shall grant Mr. Gutierrez an option to purchase an aggregate of 1,000,000 shares of our common stock (the “Common Stock”) under our 2008 Equity Incentive Plan. This option shall vest in three equal annual installments beginning on the first anniversary of the Effective Date and shall be exercisable at a price equal to the fair market closing price per share of our Common Stock on the date of grant.

The initial term of the Employment Agreement expires on the first anniversary of the Effective Date; provided, however, that the Employment Agreement shall automatically renew for additional one (1) year terms thereafter, unless either party provides notice to the other party of its intent not to renew such Employment Agreement not less than thirty (30) days prior to the expiration of the then-current term or unless the Employment Agreement is terminated earlier in accordance with its terms.

In the event of a termination of employment “without cause” by the Company during the first 12 months following the Effective Date, as defined in the Employment Agreement, Mr. Gutierrez shall receive: (i) twelve (12) months of his base salary; plus (ii) to the extent the Milestones are achieved or, in the absence of Milestones, the Board has, in its sole discretion, otherwise determined an amount for Mr. Gutierrez’s bonus for the initial 12 months of his employment, a pro rata portion of his annual bonus for the initial 12 months of his employment, to be paid to him on the date such annual bonus would have been payable to him had he remained employed by the Company; plus (iii) any other accrued compensation and Benefits, as defined in the Employment Agreement. In the event of a termination of employment by Mr. Gutierrez for “good reason”, as defined in the Employment Agreement, Mr. Gutierrez shall receive: (i) twelve (12) months of his then in effect base salary, subject to his compliance with the non-competition, non-solicitation and confidentiality provisions of the Employment Agreement. All of the foregoing shall be payable in accordance with the Company’s customary payroll practices then in effect.

Further, in the event of the termination of Mr. Gutierrez’s employment in connection with a Change of Control, as defined in the Employment Agreement, without cause by the Company within 12 months of the Effective Date, or by Mr. Gutierrez for good reason, any options then held by Mr. Gutierrez that have not already vested in accordance with their terms shall immediately vest and become exercisable as of the date of such termination and Mr. Gutierrez shall have nine (9) months from the date of termination to exercise any or all such options.

The Employment Agreement also provides that Mr. Gutierrez shall not: (i) during his employment and for a period of one (1) year following the termination of his employment, unless such employment is terminated by us for cause or by him for no reason, directly or indirectly engage or invest in, own, manage, operate, finance, control or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend any credit to, or render services or advice to, any business, firm, corporation, partnership, association, joint venture or other entity that engages or conducts any business the same as or substantially similar to the business or currently proposed to be engaged in or conducted by the Company and/or any of its affiliates, including its Colombia subsidiary, in South America or included in the future strategic plan of the business of the Company, anywhere within the United States of America or South America; provided, however, that Mr. Gutierrez may own less than 5% of the outstanding shares of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) including those engaged in the oil and gas business, other than any such enterprise with which the Company competes or is currently engaged in a joint venture, if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended; (ii) during his employment and for a period of one (1) year following the termination of his employment, solicit any of our current and/or future employees to leave our employ, or solicit or attempt to take away any customers of the Company or any of its affiliates; or (iii) during his employment and thereafter, disclose, directly or indirectly, any confidential information of the Company to any third party, except as may be required by applicable law or court order, in which case the executive must promptly notify the Company so as to allow it to seek a protective order if the Company so elects.

Other than as described above, during the last two years there have been no transactions, or proposed transactions, to which we were or are a party, in which Mr. Gutierrez had or is to have a direct or indirect material interest.

(c)	Exhibits:

Exhibit No.	Exhibit Description

10.1	Employment Agreement dated May 13, 2008 by and between La Cortez Energy, Inc. and Andres Gutierrez Rivera
99.1	Press release issued by La Cortez Energy, Inc. on May 14, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

La Cortez Energy, Inc.

Date: May 14, 2008	By:	/s/ Nadine Smith
Nadine Smith, Vice President